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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information, pertaining to the funds referred to herein, constituting part of this Post-Effective Amendment No. 34 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 16, 1994, relating to the financial statements and financial highlights of the Opportunity Fund, the Small Capitalization Fund and the Growth and Income Fund, each a series of Quest for Value Family of Funds, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus pertaining to the funds referred to herein, and "Additional Information - Independent Accountants" in the Statement of Additional Information.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
September 27, 1995